STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 28, 2003 by and among REFAC, a Delaware corporation (the "Company"), and Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership (the "Purchaser").

            WHEREAS, on February 28, 2003, the Company and the Purchaser consummated a transaction whereby a wholly-owned subsidiary of the Purchaser was merged with and into the Company, pursuant to an Agreement and Plan of Merger, dated as of August 19, 2002, by and among the Company, the Purchaser and such subsidiary (the "Merger Agreement");

            WHEREAS, following the closing of such merger, the Purchaser owns approximately 80% of the Company's outstanding shares of common stock, par value $0.001 per share (the "Common Stock");

            WHEREAS, Purchaser has determined that it desires to purchase 3,469,387 additional shares of Common Stock from the Company (the "Shares"), at an aggregate price of $17 million in immediately available funds (the "Purchase Price"); and

            WHEREAS, the Board of Directors has (i) formed a special committee to review the proposed transaction and (ii) received the written opinion of Morgan Joseph & Co., Inc. to the effect that the Purchase Price is fair from a financial point of view to the Company and its stockholders;

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

            Section 1. Purchase and Sale of Stock. (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2.1), the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, 3,469,387 Shares for an aggregate price equal to the Purchase Price.

            (b) In connection with the payment of the Purchase Price, the Company shall provide the Purchaser with written wire transfer instructions prior to the Closing.

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Section 2. The Closing.

            2.1. The Closing. (a) The purchase and sale of the Shares pursuant to this Agreement will take place at a closing (the "Closing") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m. New York time, on such date as shall be agreed upon by the Company and the Purchaser (the "Closing Date"), which date shall be no later than five (5) business days following the satisfaction or waiver of all the conditions set forth in Section 2.2, unless otherwise agreed to by the Parties, and no earlier than the twentieth calendar day following the mailing of the information statement required by Section 6.1(a). At the Closing:

                  (i) the Purchaser shall deliver to the Company immediately available funds in the full amount of the Purchase Price, in accordance with the wire transfer instructions delivered by the Company pursuant to
      Section 1(b); and

                  (ii) the Company shall deliver to the Purchaser one or more certificates representing 3,469,387 Shares, bearing a legend in accordance with Section 5.

            2.2. Conditions to Closing.

            (a) The Company's obligation to complete the sale of the Shares is subject to:

                  (i) the accuracy in all material respects of the representations and warranties made by the Purchaser in Section 4 as of the date hereof and as of the Closing Date and the fulfillment in all material respects of those undertakings of the Purchaser in this Agreement to be fulfilled on or prior to the Closing Date; and

                  (ii) the approval for listing the Shares, upon notice of issuance, by the American Stock Exchange.

            (b) The Purchaser's obligation to complete the purchase of the Shares is subject to the accuracy in all material respects of the representations and warranties made by the Company in Section 3 as of the date hereof and as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date.

Section 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

            3.1. Organization, Authorization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance


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

with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization thereof is required. Upon the satisfaction of the obligation set forth in Section 6.1(a), this Agreement shall be duly authorized by the Company's stockholders and no further consent or authorization thereof shall be required. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            3.2. Issuance of Shares. The Shares to be issued to the Purchaser are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of any other person or entity.

Section 4. Representations and Warranties of The Purchaser.

            The Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

            4.1. Organization, Authorization , Etc. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The general partners of the Purchaser have taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            4.2. Sufficient Funds. The Purchaser will at the Closing have sufficient immediately available funds in cash to pay the Purchase Price.

            4.3. Investment Experience. The Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares.

            4.4. Investment Intent and Limitation On Dispositions. The Purchaser is acquiring Shares for its own account for investment only and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other


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

person or entity regarding the sale or distribution of such Shares except pursuant to a registration, or an exemption from registration, under the Securities Act.

            4.5. Information And Risk.

            (a) The Purchaser has requested, received, reviewed and considered all information the Purchaser deems relevant in making an informed decision to purchase the Shares. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to the Purchaser's satisfaction, provided that such inquiries do not impair the rights of the Purchaser to rely on the representations and warranties of the Company as set forth in Section 3.

            (b) The Purchaser recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of the Purchaser's investment. The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

            (c) The Purchaser has, in connection with the Purchaser's decision to purchase Shares, not relied upon any representations or other information (whether oral or written) with respect to the Company other than as set forth in
Section 3 hereof, and the Purchaser has, with respect to all matters relating to this Agreement and the sale of the Shares, relied solely upon the advice of the Purchaser's own counsel and has not relied upon or consulted counsel to the Company.

            4.6. Disclosures to the Company. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

            4.7. Brokers or Finders. No broker, investment banker, financial advisor or other person or entity is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

            Section 5. Legends. The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth below, and the Purchaser covenants that the Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate and understands that the Company will refuse to register a transfer of any Shares unless the conditions specified in the following legend are satisfied:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE


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

      ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER."

            Section 6. Covenants.

            6.1. Covenants of the Company.

            (a) As soon as practicable following the date hereof, the Company shall mail to its stockholders an information statement in connection with this Agreement and the transactions contemplated hereby, in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

            (b) The Company shall use commercially reasonable efforts to as soon as practicable cause the Shares to be listed on the American Stock Exchange, upon notice of issuance.

            6.2. Covenants of Purchaser.

            (a) Simultaneously herewith, the Purchaser is executing and delivering to the Company an action by written consent in the form attached hereto as Exhibit A. Such consent shall be effective no earlier than the twentieth calendar day following the mailing of the information statement pursuant to Section 6.1(a).

            (b) The Purchaser shall not directly or indirectly cause a merger between the Company and the Purchaser (or any subsidiary or affiliate thereof) pursuant to Section 253 or any other provision of the Delaware General Corporation Law until the one hundred and twentieth day following the date on which instructions in connection with the Payment Right (as defined in the Merger Agreement) were first mailed by the Company to holders of Common Stock pursuant to Sections 2.01(d) and (f) of the Merger Agreement.

Section 7. Notices.

            (a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:


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

             If to the Purchaser, to:

                      Palisade Capital
                      One Bridge Plaza
                      Fort Lee, NJ 07024
                      Telephone: (201) 585-7733
                      Facsimile: (201) 585-9798
                      Attention: Steven E. Berman

              If to the Company, to:

                      Refac
                      115 River Road
                      Edgewater, NJ 07020
                      Telephone: (201) 943-4400
                      Facsimile: (201) 943-7400
                      Attention: Robert L. Tuchman, President and CEO

             with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, NY  10036
                      Telephone: (212) 735-2760
                      Facsimile: (917) 777-2760
                      Attention: Stephen M. Banker, Esq.

            (b) Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 8. Miscellaneous.

            8.1. Amendments. Any term of this Agreement may be amended only with the written consent of the Company and the Purchaser.

            8.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

            8.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            8.4. Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect


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

to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

            8.5. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, and both of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

            8.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings with respect to such matters. Except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

            8.7. Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution, delivery and performance of this Agreement, including, but not limited to, fees of legal counsel.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                           REFAC


                                           By:
                                               ------------------------------
                                               Name: Robert L. Tuchman
                                               Title: Chief Executive Officer


                                           PALISADE CONCENTRATED EQUITY
                                           PARTNERSHIP, L.P.


                                           By:
                                               ------------------------------
                                               Name:
                                               Title:


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